Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended March 31, 2015

Continued strong, long-term investment performance
Long-term net inflows of $10.3 billion
Adjusted operating margin of 40.8%
Adjusted diluted EPS of $0.63
Quarterly dividend of 27 cents per share, up 8.0%

Atlanta, April 30, 2015 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended March 31, 2015.

“Invesco continues to provide strong, long-term investment performance to our clients, which contributed to long-term net inflows of $10.3 billion during the first quarter,” said Martin L. Flanagan, president and CEO of Invesco Ltd.  “By focusing on delivering excellent outcomes to our clients, we achieved strong flows across our institutional and retail channels, and the highest active flows in two years.  Reflecting continued confidence in the fundamentals of our business, we are raising our dividend 8% to 27 cents per share.”

	Q1-15		Q4-14		Q1-15 vs. Q4-14	Q1-14		Q1-15 vs. Q1-14
Adjusted Financial Measures(1)
Net revenues	$917.5	m	$905.8	m	1.3%	$887.8	m	3.3%
Operating income	$374.4	m	$373.1	m	0.3%	$363.0	m	3.1%
Operating margin	40.8%		41.2%			40.9%
Net income attributable to Invesco Ltd.	$272.1	m	$272.6	m	(0.2)%	$261.6	m	4.0%
Diluted EPS	$0.63		$0.63		—%	$0.60		5.0%

U.S. GAAP Financial Measures(2)
Operating revenues	$1,291.6	m	$1,276.7	m	1.2%	$1,269.5	m	1.7%
Operating income	$338.1	m	$348.2	m	(2.9)%	$244.3	m	38.4%
Operating margin	26.2%		27.3%			19.2%
Net income attributable to Invesco Ltd.	$259.6	m	$269.8	m	(3.8)%	$187.8	m	38.2%
Diluted EPS	$0.60		$0.62		(3.2)%	$0.43		39.5%

Assets Under Management
Ending AUM	$798.3	bn	$792.4	bn	0.7%	$787.3	bn	1.4%
Average AUM	$795.4	bn	$789.8	bn	0.7%	$779.6	bn	2.0%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 18 for other important disclosures.

(2)	U.S. GAAP measures include the results of discontinued operations.

Assets Under Management

Total assets under management (AUM) at March 31, 2015, were $798.3 billion (December 31, 2014: $792.4 billion), an increase of $5.9 billion during the first quarter. Total net inflows were $1.7 billion for the first quarter, as detailed below:

Summary of net flows (in billions)	Q1-15	Q4-14	Q1-14
Active	$6.8	$0.9	$3.2
Passive	3.5	1.6	3.3
Long-term net flows	10.3	2.5	6.5
Invesco PowerShares QQQ	(2.6)	(3.2)	(1.3)
Money market	(6.0)	—	(6.1)
Total net flows	$1.7	($0.7)	($0.9)

Net market gains led to a $14.4 billion increase in AUM during the first quarter, compared to a $10.5 billion increase in the fourth quarter 2014. Foreign exchange rate movements led to a $9.5 billion decrease in AUM during the first quarter, compared to a $7.0 billion decrease in the fourth quarter 2014. Average AUM during the first quarter were $795.4 billion, compared to $789.8 billion for the fourth quarter 2014, an increase of 0.7%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the company's Forms 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Non-GAAP Earnings

This section discusses the company's first quarter 2015 non-GAAP financial information, as compared to the fourth quarter 2014. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 9 through 11 of this release.

Net revenues increased by $11.7 million (1.3%) to $917.5 million in the first quarter, from $905.8 million in the fourth quarter 2014. The change was principally due to increased performance fees. Foreign exchange rate changes decreased first quarter net revenues by $20.9 million compared to the fourth quarter 2014.

Investment management fees, as adjusted, decreased $9.3 million (0.9%) to $1,023.6 million in the first quarter, from $1,032.9 million in the fourth quarter 2014. The decrease reflects the two fewer days in the first quarter compared to the fourth quarter 2014, together with a lower average fee rate as a result of the impact of changes in foreign exchange rates on the AUM product mix. The decrease was partly offset by higher average AUM. Foreign exchange rate changes decreased first quarter management fees by $26.7 million when compared to fourth quarter 2014.

Service and distribution fees, as adjusted, decreased $4.3 million (2.0%) to $213.4 million in the first quarter, from $217.7 million in the fourth quarter 2014. The decrease in service and distribution fees also reflects the lower day-count in the first quarter compared to the fourth quarter. Foreign exchange rate changes decreased first quarter service and distribution fees by $0.7 million when compared to fourth quarter 2014.

Performance fees, as adjusted, were $51.7 million in the first quarter, compared to $19.0 million in the fourth quarter 2014. The first quarter performance fees included $35.3 million generated from real estate and $10.1 million generated by the U.K. investment teams. The fourth quarter 2014 performance fees included $9.6 million generated from real estate with the remainder from a variety of other investment capabilities. Foreign exchange rate changes decreased first quarter performance fees by $0.6 million when compared to the fourth quarter 2014.

Other revenues, as adjusted, decreased by $2.9 million (8.5%) to $31.2 million in the first quarter, compared to $34.1 million in the fourth quarter 2014, due to decreased transaction fees from real estate fund activities. Foreign exchange rate changes decreased other revenues by $0.2 million in the first quarter when compared to the fourth quarter 2014.

Third-party distribution, service and advisory expenses, as adjusted, increased by $4.5 million (1.1%) to $402.4 million in the first quarter from $397.9 million in the fourth quarter 2014, consistent with the revenues derived from the related retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $7.3 million in the first quarter when compared to the fourth quarter 2014.

Total operating expenses, as adjusted, increased by $10.4 million (2.0%) to $543.1 million in the first quarter from $532.7 million in the fourth quarter 2014. Foreign exchange rate changes decreased first quarter operating expenses by $11.2 million when compared to the fourth quarter 2014.

Employee compensation expenses, as adjusted, increased by $15.7 million (4.5%) to $362.7 million in the first quarter, from $347.0 million in the fourth quarter 2014 primarily due to a seasonal increase in payroll tax, additional variable compensation associated with the higher performance fees, and one month of higher base salaries that were effective from March 1. Foreign exchange rate changes decreased first quarter employee compensation expenses by $7.3 million when compared to the fourth quarter 2014.

Marketing expenses, as adjusted, decreased by $5.6 million (17.0%) to $27.4 million in the first quarter, from $33.0 million in the fourth quarter 2014 due to reduced advertising. Foreign exchange rate changes decreased first quarter marketing expenses by $0.7 million when compared to the fourth quarter 2014.

Property, office and technology expenses, as adjusted, increased $2.2 million (2.9%) to $77.8 million in the first quarter, from $75.6 million in the fourth quarter 2014. The increase reflects higher outsourced administration costs in the first quarter compared to the fourth quarter. Foreign exchange rate changes decreased first quarter property, office and technology expenses by $1.3 million when compared to the fourth quarter 2014.

General and administrative expenses, as adjusted, decreased $1.9 million (2.5%) to $75.2 million in the first quarter, from $77.1 million in the fourth quarter 2014. Foreign exchange rate changes decreased first quarter general and administrative expenses by $1.9 million when compared to the fourth quarter 2014.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $7.5 million in the first quarter, compared to $1.2 million in the fourth quarter 2014. Other gains and losses, net in the first quarter were a loss of $2.7 million compared to a fourth quarter 2014 gain of $5.9 million. Separately, other income of consolidated sponsored investment products (CSIP) was a gain of $9.4 million in the first quarter, of which $4.0 million is attributable to noncontrolling interests. The fourth quarter 2014 included a CSIP gain of $1.0 million.

The adjusted effective tax rate increased to 26.3% for the first quarter, from 26.1% for the fourth quarter 2014.

U.S. GAAP Earnings

This section comments on significant items that have impacted the company's first quarter 2015 results as presented in accordance with U.S. GAAP.

Operating revenues increased 1.2% to $1,291.6 million in the first quarter, from $1,276.7 million in the fourth quarter 2014. Operating expenses increased by 2.7% to $953.5 million in the first quarter, from $928.5 million in the fourth quarter 2014.

Operating revenues increased 1.7% to $1,291.6 million in the first quarter, from $1,269.5 million in the first quarter 2014. Operating expenses decreased by 7.0% to $953.5 million in the first quarter, from $1,025.2 million in the first quarter 2014.

Operating expenses for first quarter 2014 included a charge of £18.6 million ($31.1 million) in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA). This charge, together with settlement-related legal costs of $0.5 million, was recorded in general and administrative expenses and reduced diluted EPS by $0.07 for the first quarter 2014.

During the first quarter 2014 the company recorded a business optimization initiative charges of $43.0 million in operating expenses that included $35.8 million associated with vacating leased properties and $7.2 million of staff severance. Separately, general and administrative expenses for the first quarter 2014 included a $5.3 million fund reimbursement settlement cost associated with historical management fees. After allowing for taxation, these items reduced first quarter 2014 diluted earnings per share by $0.09.

The effective tax rate on continuing operations decreased to 26.3% for the first quarter, from 30.5% for the fourth quarter 2014 and 29.9% for the first quarter 2014. See note 10 on page 21 for further details.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 14 and 17, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	March 31, 2015	December 31, 2014	March 31, 2015	December 31, 2014
in millions
Cash and cash equivalents	$1,219.7	$1,514.2	$1,219.7	$1,514.2
Investments of CIP	—	—	6,198.0	5,762.8
Total assets(1)	$15,380.0	$14,233.1	$21,961.2	$20,462.5

Long-term debt	1,600.6	1,589.3	1,600.6	1,589.3
Debt of CIP	—	—	5,479.7	5,149.6
Long-term debt / Long-term debt plus CIP debt	1,600.6	1,589.3	7,080.3	6,738.9

Total liabilities(1)	$7,120.4	$5,746.7	$12,920.8	$11,177.2

Total permanent equity(1)	$8,092.0	$8,320.9	$8,872.8	$9,119.8

Debt/Equity % (1) (2)	19.8%	19.1%	79.8%	73.9%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 14 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of March 31, 2015, the company's cash and cash equivalents were $1,219.7 million, with long-term debt of $1,600.6 million. The credit facility balance was $11.2 million at March 31, 2015, compared to zero at December 31, 2014.

Dividends paid in the first quarter were $108.0 million. Today the company is announcing a first-quarter cash dividend of 27.0 cents per share representing an 8.0% increase. The dividend is payable on June 5, 2015, to shareholders of record at the close of business on May 15, 2015, with an ex-dividend date of May 13, 2015.

During the first quarter the company repurchased $76.6 million of its common shares on the open market, representing 2.0 million shares at a weighted average share price of $39.09.

Headcount

As of March 31, 2015, the company had 6,360 employees, compared to 6,264 employees as of December 31, 2014.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, April 30, 2015, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers and use the passcode number 489. An audio replay of the conference call will be available until Thursday, May 14, 2015 at 5:00 p.m. ET by calling

1-888-566-0573 for U.S. and Canadian callers or 1-203-369-3055 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-15	Q4-14	% Change	Q1-14	% Change
Adjusted revenues:
Investment management fees	$1,023.6	$1,032.9	(0.9)%	$989.0	3.5%
Service and distribution fees	213.4	217.7	(2.0)%	238.6	(10.6)%
Performance fees	51.7	19.0	172.1%	33.6	53.9%
Other	31.2	34.1	(8.5)%	35.7	(12.6)%
Third-party distribution, service and advisory	(402.4)	(397.9)	1.1%	(409.1)	(1.6)%
Net revenues	917.5	905.8	1.3%	887.8	3.3%
Adjusted operating expenses:
Employee compensation	362.7	347.0	4.5%	353.1	2.7%
Marketing	27.4	33.0	(17.0)%	24.2	13.2%
Property, office and technology	77.8	75.6	2.9%	77.7	0.1%
General and administrative	75.2	77.1	(2.5)%	69.8	7.7%
Total adjusted operating expenses	543.1	532.7	2.0%	524.8	3.5%
Adjusted operating income	374.4	373.1	0.3%	363.0	3.1%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	7.5	1.2	525.0%	3.2	134.4%
Interest and dividend income	4.8	5.5	(12.7)%	4.2	14.3%
Interest expense	(18.7)	(18.1)	3.3%	(18.7)	—%
Other gains and losses, net	(2.7)	5.9	N/A	2.5	N/A
Other income/(expense) of CSIP, net	9.4	1.0	840.0%	8.2	14.6%
Adjusted income before income taxes	374.7	368.6	1.7%	362.4	3.4%
Adjusted income tax provision	(98.6)	(96.1)	2.6%	(97.9)	0.7%
Adjusted net income	276.1	272.5	1.3%	264.5	4.4%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(4.0)	0.1	N/A	(2.9)	37.9%
Adjusted net income attributable to Invesco Ltd.	$272.1	$272.6	(0.2)%	$261.6	4.0%

Adjusted diluted EPS	$0.63	$0.63	—%	$0.60	5.0%
Average diluted shares outstanding	432.5	433.6	(0.3)%	437.4	(1.1)%

Ending headcount	6,360	6,264	1.5%	6,005	5.9%
Ending AUM (in billions)	$798.3	$792.4	0.7%	$787.3	1.4%
Average AUM (in billions)	$795.4	$789.8	0.7%	$779.6	2.0%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-15	Q4-14	% Change	Q1-14	% Change
Operating revenues:
Investment management fees	$1,001.4	$1,009.5	(0.8)%	$965.4	3.7%
Service and distribution fees	213.4	217.7	(2.0)%	238.6	(10.6)%
Performance fees	46.8	16.8	178.6%	31.1	50.5%
Other	30.0	32.7	(8.3)%	34.4	(12.8)%
Total operating revenues	1,291.6	1,276.7	1.2%	1,269.5	1.7%
Operating expenses:
Employee compensation	360.9	345.7	4.4%	362.1	(0.3)%
Third-party distribution, service and advisory	399.1	394.5	1.2%	405.4	(1.6)%
Marketing	26.7	31.9	(16.3)%	23.4	14.1%
Property, office and technology	76.9	72.0	6.8%	112.7	(31.8)%
General and administrative	89.9	84.4	6.5%	121.6	(26.1)%
Total operating expenses	953.5	928.5	2.7%	1,025.2	(7.0)%
Operating income	338.1	348.2	(2.9)%	244.3	38.4%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.8	6.4	84.4%	10.0	18.0%
Interest and dividend income	2.5	4.5	(44.4)%	2.9	(13.8)%
Interest expense	(18.7)	(18.1)	3.3%	(18.7)	—%
Other gains and losses, net	2.7	6.6	(59.1)%	6.6	(59.1)%
Other income/(expense) of CSIP, net	9.4	1.0	840.0%	8.2	14.6%
Consolidated investment products (CIP):
Interest income of CIP	60.2	56.8	6.0%	48.3	24.6%
Interest expense of CIP	(45.1)	(35.8)	26.0%	(30.3)	48.8%
Other gains/(losses) of CIP, net	24.4	(43.0)	N/A	26.5	(7.9)%
Income from continuing operations before income taxes	385.3	326.6	18.0%	297.8	29.4%
Income tax provision	(101.3)	(99.7)	1.6%	(89.0)	13.8%
Income from continuing operations, net of taxes	284.0	226.9	25.2%	208.8	36.0%
Income/(loss) from discontinued operations, net of taxes	—	(1.0)	N/A	(2.0)	N/A
Net income	284.0	225.9	25.7%	206.8	37.3%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(24.4)	43.9	N/A	(19.0)	28.4%
Net income attributable to Invesco Ltd.	$259.6	$269.8	(3.8)%	$187.8	38.2%
Earnings per share:
---Basic EPS from continuing operations	$0.60	$0.63	(4.8)%	$0.43	39.5%
---Basic EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total basic	$0.60	$0.62	(3.2)%	$0.43	39.5%

---Diluted EPS from continuing operations	$0.60	$0.62	(3.2)%	$0.43	39.5%
---Diluted EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total diluted	$0.60	$0.62	(3.2)%	$0.43	39.5%

Average shares outstanding:
---basic	432.2	433.2	(0.2)%	436.8	(1.1)%
---diluted	432.5	433.6	(0.3)%	437.4	(1.1)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,001.4	$15.3	$—	$—	$—	$6.9	$—	$1,023.6
Service and distribution fees	213.4	—	—	—	—	—	—	213.4
Performance fees	46.8	2.5	—	—	—	2.4	—	51.7
Other	30.0	1.2	—	—	—	—	—	31.2
Third-party distribution, service and advisory	—	(3.3)	(399.1)	—	—	—	—	(402.4)
Total operating revenues reconciled to net revenues	1,291.6	15.7	(399.1)	—	—	9.3	—	917.5
Operating expenses:
Employee compensation	360.9	5.7	—	—	(3.9)	—	—	362.7
Third-party distribution, service and advisory	399.1	—	(399.1)	—	—	—	—	—
Marketing	26.7	0.7	—	—	—	—	—	27.4
Property, office and technology	76.9	0.9	—	—	—	—	—	77.8
General and administrative	89.9	1.4	—	(3.9)	—	(12.2)	—	75.2
Total operating expenses	953.5	8.7	(399.1)	(3.9)	(3.9)	(12.2)	—	543.1
Operating income reconciled to adjusted operating income	338.1	7.0	—	3.9	3.9	21.5	—	374.4
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.8	(6.0)	—	—	—	1.7	—	7.5
Interest and dividend income	2.5	1.0	—	—	(0.1)	1.4	—	4.8
Interest expense	(18.7)	—	—	—	—	—	—	(18.7)
Other gains and losses, net	2.7	—	—	—	(5.0)	2.7	(3.1)	(2.7)
Other income/(expense) of CSIP, net	9.4	—	—	—	—	—	—	9.4
CIP:
Interest income of CIP	60.2	—	—	—	—	(60.2)	—	—
Interest expense of CIP	(45.1)	—	—	—	—	45.1	—	—
Other gains/(losses) of CIP, net	24.4	—	—	—	—	(24.4)	—	—
Income from continuing operations before income taxes	385.3	2.0	—	3.9	(1.2)	(12.2)	(3.1)	374.7
Income tax provision	(101.3)	(2.0)	—	4.4	0.3	—	—	(98.6)
Income from continuing operations, net of income taxes	284.0	—	—	8.3	(0.9)	(12.2)	(3.1)	276.1
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	284.0	—	—	8.3	(0.9)	(12.2)	(3.1)	276.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(24.4)	—	—	—	—	20.4	—	(4.0)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$259.6	$—	$—	$8.3	($0.9)	$8.2	($3.1)	$272.1

Operating margin	26.2%				Adjusted operating margin			40.8%

Average diluted shares outstanding	432.5			Average diluted shares outstanding				432.5

Diluted EPS from continuing operations	$0.60				Adjusted diluted EPS			$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.60

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,009.5	$15.6	$—	$—	$—	$7.8	$—	$1,032.9
Service and distribution fees	217.7	—	—	—	—	—	—	217.7
Performance fees	16.8	—	—	—	—	2.2	—	19.0
Other	32.7	1.8	—	—	—	(0.4)	—	34.1
Third-party distribution, service and advisory	—	(3.4)	(394.5)	—	—	—	—	(397.9)
Total operating revenues reconciled to net revenues	1,276.7	14.0	(394.5)	—	—	9.6	—	905.8
Operating expenses:
Employee compensation	345.7	4.5	—	—	(3.2)	—	—	347.0
Third-party distribution, service and advisory	394.5	—	(394.5)	—	—	—	—	—
Marketing	31.9	1.1	—	—	—	—	—	33.0
Property, office and technology	72.0	0.9	—	—	—	—	2.7	75.6
General and administrative	84.4	1.3	—	(2.7)	—	(9.0)	3.1	77.1
Total operating expenses	928.5	7.8	(394.5)	(2.7)	(3.2)	(9.0)	5.8	532.7
Operating income reconciled to adjusted operating income	348.2	6.2	—	2.7	3.2	18.6	(5.8)	373.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.4	(5.1)	—	—	—	(0.1)	—	1.2
Interest and dividend income	4.5	0.8	—	—	(0.9)	1.1	—	5.5
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	6.6	—	—	—	(0.8)	0.1	—	5.9
Other income/(expense) of CSIP, net	1.0	—	—	—	—	—	—	1.0
CIP:
Interest income of CIP	56.8	—	—	—	—	(56.8)	—	—
Interest expense of CIP	(35.8)	—	—	—	—	35.8	—	—
Other gains/(losses) of CIP, net	(43.0)	—	—	—	—	43.0	—	—
Income from continuing operations before income taxes	326.6	1.9	—	2.7	1.5	41.7	(5.8)	368.6
Income tax provision	(99.7)	(1.9)	—	5.1	(0.3)	—	0.7	(96.1)
Income from continuing operations, net of taxes	226.9	—	—	7.8	1.2	41.7	(5.1)	272.5
Income/(loss) from discontinued operations, net of taxes	(1.0)	—	—	1.0	—	—	—	—
Net income	225.9	—	—	8.8	1.2	41.7	(5.1)	272.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	43.9	—	—	—	—	(43.8)	—	0.1
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$269.8	$—	$—	$8.8	$1.2	($2.1)	($5.1)	$272.6

Operating margin	27.3%			Adjusted operating margin				41.2%

Average diluted shares outstanding	433.6			Average diluted shares outstanding				433.6

Diluted EPS form continuing operations	$0.62			Adjusted diluted EPS				$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.62

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$965.4	$17.7	$—	$—	$—	$5.9	$—	$989.0
Service and distribution fees	238.6	—	—	—	—	—	—	238.6
Performance fees	31.1	—	—	—	—	2.5	—	33.6
Other	34.4	1.3	—	—	—	—	—	35.7
Third-party distribution, service and advisory	—	(3.7)	(405.4)	—	—	—	—	(409.1)
Total operating revenues reconciled to net revenues	1,269.5	15.3	(405.4)	—	—	8.4	—	887.8
Operating expenses:
Employee compensation	362.1	2.6	—	—	(4.4)	—	(7.2)	353.1
Third-party distribution, service and advisory	405.4	—	(405.4)	—	—	—	—	—
Marketing	23.4	0.8	—	—	—	—	—	24.2
Property, office and technology	112.7	0.8	—	—	—	—	(35.8)	77.7
General and administrative	121.6	1.5	—	(3.8)	—	(12.6)	(36.9)	69.8
Total operating expenses	1,025.2	5.7	(405.4)	(3.8)	(4.4)	(12.6)	(79.9)	524.8
Operating income reconciled to adjusted operating income	244.3	9.6	—	3.8	4.4	21.0	79.9	363.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.0	(8.0)	—	—	—	1.2	—	3.2
Interest and dividend income	2.9	1.2	—	—	(0.8)	0.9	—	4.2
Interest expense	(18.7)	—	—	—	—	—	—	(18.7)
Other gains and losses, net	6.6	—	—	—	(3.9)	—	(0.2)	2.5
Other income/(expense) of CSIP, net	8.2	—	—	—	—	—	—	8.2
CIP:
Interest income of CIP	48.3	—	—	—	—	(48.3)	—	—
Interest expense of CIP	(30.3)	—	—	—	—	30.3	—	—
Other gains/(losses) of CIP, net	26.5	—	—	—	—	(26.5)	—	—
Income from continuing operations before income taxes	297.8	2.8	—	3.8	(0.3)	(21.4)	79.7	362.4
Income tax provision	(89.0)	(2.8)	—	5.1	—	—	(11.2)	(97.9)
Income from continuing operations, net of taxes	208.8	—	—	8.9	(0.3)	(21.4)	68.5	264.5
Income/(loss) from discontinued operations, net of taxes	(2.0)	—	—	2.0	—	—	—	—
Net income	206.8	—	—	10.9	(0.3)	(21.4)	68.5	264.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(19.0)	—	—	—	—	16.1	—	(2.9)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$187.8	$—	$—	$10.9	($0.3)	($5.3)	$68.5	$261.6

Operating margin	19.2%				Adjusted operating margin			40.9%

Average diluted shares outstanding	437.4				Average diluted shares outstanding			437.4

Diluted EPS form continuing operations	$0.43				Adjusted diluted EPS			$0.60
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.43

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	March 31, 2015	December 31, 2014
ADJUSTED ASSETS
Cash and cash equivalents	$1,219.7	$1,514.2
Unsettled fund receivables	1,361.5	732.4
Accounts receivable	565.2	549.7
Investments	1,040.3	980.3
Assets of consolidated sponsored investment products (CSIP)	314.2	305.8
Assets held for policyholders	2,572.7	1,697.9
Prepaid assets	126.5	132.1
Other assets	90.7	92.0
Property, equipment and software, net	393.1	402.6
Intangible assets, net	1,362.8	1,246.7
Goodwill	6,333.3	6,579.4
Total adjusted assets	$15,380.0	$14,233.1

ADJUSTED LIABILITIES
Accrued compensation and benefits	$371.7	$667.3
Accounts payable and accrued expenses	824.5	757.3
Policyholder payables	2,572.7	1,697.9
Unsettled fund payables	1,363.2	730.1
Long-term debt	1,600.6	1,589.3
Deferred tax liabilities, net	387.7	304.8
Total adjusted liabilities	7,120.4	5,746.7

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.6	165.5
ADJUSTED PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,091.2	6,133.6
Treasury shares	(1,936.2)	(1,898.1)
Retained earnings	4,065.4	3,905.7
Accumulated other comprehensive income/(loss), net of tax	(241.5)	69.0
Total adjusted equity attributable to Invesco Ltd.	8,077.0	8,308.3
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	15.0	12.6
Total adjusted permanent equity	8,092.0	8,320.9
Total adjusted liabilities, temporary and permanent equity	$15,380.0	$14,233.1

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,219.7	$1,514.2
Unsettled fund receivables	1,361.5	732.4
Accounts receivable	561.1	545.9
Investments	951.6	885.4
Assets of consolidated sponsored investment products (CSIP)	314.2	305.8
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	393.9	404.0
Accounts receivable of CIP	82.1	161.3
Investments of CIP	6,198.0	5,762.8
Assets held for policyholders	2,572.7	1,697.9
Prepaid assets	126.5	132.1
Other assets	90.7	92.0
Property, equipment and software, net	393.1	402.6
Intangible assets, net	1,362.8	1,246.7
Goodwill	6,333.3	6,579.4
Total assets	$21,961.2	$20,462.5
LIABILITIES
Accrued compensation and benefits	$371.7	$667.3
Accounts payable and accrued expenses	824.5	757.3
Liabilities of CIP:
Debt of CIP	5,479.7	5,149.6
Other liabilities of CIP	320.7	280.9
Policyholder payables	2,572.7	1,697.9
Unsettled fund payables	1,363.2	730.1
Long-term debt	1,600.6	1,589.3
Deferred tax liabilities, net	387.7	304.8
Total liabilities	12,920.8	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.6	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,091.2	6,133.6
Treasury shares	(1,936.2)	(1,898.1)
Retained earnings	4,077.5	3,926.0
Retained earnings appropriated for investors in CIP	—	17.6
Accumulated other comprehensive income/(loss), net of tax	(253.6)	48.8
Total equity attributable to Invesco Ltd.	8,077.0	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	795.8	793.8
Total permanent equity	8,872.8	9,119.8
Total liabilities, temporary and permanent equity	$21,961.2	$20,462.5

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	March 31, 2015			December 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,219.7	$—	$1,219.7	$1,514.2	$—	$1,514.2
Unsettled fund receivables	1,361.5	—	1,361.5	732.4	—	732.4
Accounts receivable	565.2	(4.1)	561.1	549.7	(3.8)	545.9
Investments	1,040.3	(88.7)	951.6	980.3	(94.9)	885.4
Assets of CSIP	314.2	—	314.2	305.8	—	305.8
Assets of CIP:
Cash and cash equivalents of CIP	—	393.9	393.9	—	404.0	404.0
Accounts receivable of CIP	—	82.1	82.1	—	161.3	161.3
Investments of CIP	—	6,198.0	6,198.0	—	5,762.8	5,762.8
Assets held for policyholders	2,572.7	—	2,572.7	1,697.9	—	1,697.9
Prepaid assets	126.5	—	126.5	132.1	—	132.1
Other assets	90.7	—	90.7	92.0	—	92.0
Property, equipment and software, net	393.1	—	393.1	402.6	—	402.6
Intangible assets, net	1,362.8	—	1,362.8	1,246.7	—	1,246.7
Goodwill	6,333.3	—	6,333.3	6,579.4	—	6,579.4
Total assets	$15,380.0	$6,581.2	$21,961.2	$14,233.1	$6,229.4	$20,462.5
LIABILITIES
Accrued compensation and benefits	$371.7	$—	$371.7	$667.3	$—	$667.3
Accounts payable and accrued expenses	824.5	—	824.5	757.3	—	757.3
Liabilities of CIP:
Debt of CIP	—	5,479.7	5,479.7	—	5,149.6	5,149.6
Other liabilities of CIP	—	320.7	320.7	—	280.9	280.9
Policyholder payables	2,572.7	—	2,572.7	1,697.9	—	1,697.9
Unsettled fund payables	1,363.2	—	1,363.2	730.1	—	730.1
Long-term debt	1,600.6	—	1,600.6	1,589.3	—	1,589.3
Deferred tax liabilities, net	387.7	—	387.7	304.8	—	304.8
Total liabilities	7,120.4	5,800.4	12,920.8	5,746.7	5,430.5	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.6	—	167.6	165.5	—	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,091.2	—	6,091.2	6,133.6	—	6,133.6
Treasury shares	(1,936.2)	—	(1,936.2)	(1,898.1)	—	(1,898.1)
Retained earnings	4,065.4	12.1	4,077.5	3,905.7	20.3	3,926.0
Retained earnings appropriated for investors in CIP	—	—	—	—	17.6	17.6
Accumulated other comprehensive income/(loss), net of tax	(241.5)	(12.1)	(253.6)	69.0	(20.2)	48.8
Total equity attributable to Invesco Ltd.	8,077.0	—	8,077.0	8,308.3	17.7	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	15.0	780.8	795.8	12.6	781.2	793.8
Total permanent equity	8,092.0	780.8	8,872.8	8,320.9	798.9	9,119.8
Total liabilities, temporary and permanent equity	$15,380.0	$6,581.2	$21,961.2	$14,233.1	$6,229.4	$20,462.5

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Three months ended March 31,
	2015	2014
Adjusted operating activities:
U.S. GAAP net income	$284.0	$206.8
Consolidated investment product (CIP) net (income)/loss	(12.2)	(21.4)
Net income adjusted to remove impact of CIP	271.8	185.4
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	22.7	23.4
Share-based compensation expense	40.7	36.5
Other (gains)/losses, net	(5.4)	(6.6)
Other (gains)/losses of CSIP, net	(6.4)	(6.5)
Equity in earnings of unconsolidated affiliates	(13.5)	(11.2)
Dividends from unconsolidated affiliates	0.7	0.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(8.8)	0.3
(Purchase)/sale of trading investments, net	(39.5)	7.8
(Increase)/decrease in receivables	(1,618.2)	(520.4)
Increase/(decrease) in payables	1,308.9	267.0
Adjusted net cash provided by/(used in) operating activities	(47.0)	(23.5)

Adjusted investing activities:
Purchase of property, equipment and software	(23.0)	(21.4)
Purchase of available-for-sale investments	(61.4)	(34.0)
Sale of available-for-sale investments	39.5	36.8
Purchase of investments by CSIP	(159.1)	(246.9)
Sale of investments by CSIP	166.7	95.3
Purchase of other investments	(51.9)	(44.1)
Sale of other investments	36.6	15.3
Returns of capital and distributions from unconsolidated partnership investments	14.7	4.2
Adjusted net cash provided by/(used in) investing activities	(37.9)	(194.8)

Adjusted financing activities:
Proceeds from exercises of share options	0.7	1.5
Purchases of treasury shares	(76.6)	(119.6)
Dividends paid	(108.1)	(98.0)
Excess tax benefits from share-based compensation	13.0	13.9
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CSIP	0.8	100.8
Net borrowings/(repayments) under credit facility	11.2	—
Adjusted net cash provided by/(used in) financing activities	(159.0)	(137.1)

Increase /(decrease) in cash and cash equivalents	(243.9)	(355.4)
Foreign exchange movement on cash and cash equivalents	(50.6)	2.9
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,219.7	$978.7

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three months ended March 31,
	2015	2014
Operating activities:
Net income	$284.0	$206.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	22.7	23.4
Share-based compensation expense	40.7	36.5
Other (gains)/losses, net	(2.7)	(6.6)
Other (gains)/losses of CSIP, net	(6.4)	(6.5)
Other (gains)/losses of CIP, net	(24.4)	(26.5)
Equity in earnings of unconsolidated affiliates	(11.8)	(10.0)
Dividends from unconsolidated affiliates	0.7	0.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	9.4	(196.4)
(Increase)/decrease in cash held by CSIP	(8.8)	0.3
(Purchase)/sale of trading investments, net	(39.5)	7.8
(Increase)/decrease in receivables	(1,632.9)	(520.9)
Increase/(decrease) in payables	1,312.7	272.1
Net cash provided by/(used in) operating activities	(56.3)	(219.2)

Investing activities:
Purchase of property, equipment and software	(23.0)	(21.4)
Purchase of available-for-sale investments	(34.3)	(1.8)
Sale of available-for-sale investments	9.8	10.3
Purchase of investments by CIP	(1,286.6)	(1,325.1)
Sale of investments by CIP	960.6	970.1
Purchase of investments by CSIP	(159.1)	(246.9)
Sale of investments by CSIP	166.7	95.3
Purchase of other investments	(51.9)	(44.1)
Sale of other investments	36.6	15.3
Returns of capital and distributions from unconsolidated partnership investments	14.7	3.8
Net cash provided by/(used in) investing activities	(366.5)	(544.5)

Financing activities:
Proceeds from exercises of share options	0.7	1.5
Purchases of treasury shares	(76.6)	(119.6)
Dividends paid	(108.1)	(98.0)
Excess tax benefits from share-based compensation	13.0	13.9
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CIP	12.9	40.1
Third-party capital distributed by CIP	(33.9)	(48.6)
Third-party capital invested into CSIP	0.8	100.8
Borrowings of debt by CIP	935.9	715.0
Repayments of debt by CIP	(577.0)	(161.1)
Net borrowings/(repayments) under credit facility	11.2	—
Net cash provided by/(used in) financing activities	178.9	408.3

Increase/(decrease) in cash and cash equivalents	(243.9)	(355.4)
Foreign exchange movement on cash and cash equivalents	(50.6)	2.9
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,219.7	$978.7

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three months ended March 31, 2015			Three months ended March 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$271.8	$12.2	$284.0	$185.4	$21.4	$206.8
Amortization and depreciation	22.7	—	22.7	23.4	—	23.4
Share-based compensation expense	40.7	—	40.7	36.5	—	36.5
Other (gains)/losses, net	(5.4)	2.7	(2.7)	(6.6)	—	(6.6)
Other (gains)/losses of CSIP, net	(6.4)	—	(6.4)	(6.5)	—	(6.5)
Other (gains)/losses of CIP, net	—	(24.4)	(24.4)	—	(26.5)	(26.5)
Equity in earnings of unconsolidated affiliates	(13.5)	1.7	(11.8)	(11.2)	1.2	(10.0)
Dividends from unconsolidated affiliates	0.7	—	0.7	0.8	—	0.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	9.4	9.4	—	(196.4)	(196.4)
(Increase)/decrease in cash held by CSIP	(8.8)	—	(8.8)	0.3	—	0.3
(Purchase)/sale of trading investments, net	(39.5)	—	(39.5)	7.8	—	7.8
(Increase)/decrease in receivables	(1,618.2)	(14.7)	(1,632.9)	(520.4)	(0.5)	(520.9)
Increase/(decrease) in payables	1,308.9	3.8	1,312.7	267.0	5.1	272.1
Net cash provided by/(used in) operating activities	(47.0)	(9.3)	(56.3)	(23.5)	(195.7)	(219.2)

Investing activities:
Purchase of property, equipment and software	(23.0)	—	(23.0)	(21.4)	—	(21.4)
Purchase of available-for-sale investments	(61.4)	27.1	(34.3)	(34.0)	32.2	(1.8)
Sale of available-for-sale investments	39.5	(29.7)	9.8	36.8	(26.5)	10.3
Purchase of investments by CIP	—	(1,286.6)	(1,286.6)	—	(1,325.1)	(1,325.1)
Sale of investments by CIP	—	960.6	960.6	—	970.1	970.1
Purchase of investments by CSIP	(159.1)	—	(159.1)	(246.9)	—	(246.9)
Sale of investments by CSIP	166.7	—	166.7	95.3	—	95.3
Purchase of other investments	(51.9)	—	(51.9)	(44.1)	—	(44.1)
Sale of other investments	36.6	—	36.6	15.3	—	15.3
Returns of capital and distributions from unconsolidated partnership investments	14.7	—	14.7	4.2	(0.4)	3.8
Net cash provided by/(used in) investing activities	(37.9)	(328.6)	(366.5)	(194.8)	(349.7)	(544.5)

Financing activities:
Proceeds from exercises of share options	0.7	—	0.7	1.5	—	1.5
Purchases of treasury shares	(76.6)	—	(76.6)	(119.6)	—	(119.6)
Dividends paid	(108.1)	—	(108.1)	(98.0)	—	(98.0)
Excess tax benefits from share-based compensation	13.0	—	13.0	13.9	—	13.9
Repayment of unsettled fund account	—	—	—	(35.7)	—	(35.7)
Third-party capital invested into CIP	—	12.9	12.9	—	40.1	40.1
Third-party capital distributed by CIP	—	(33.9)	(33.9)	—	(48.6)	(48.6)
Third-party capital invested into CSIP	0.8	—	0.8	100.8	—	100.8
Borrowings of debt by CIP	—	935.9	935.9	—	715.0	715.0
Repayments of debt by CIP	—	(577.0)	(577.0)	—	(161.1)	(161.1)
Net borrowings/(repayments) under credit facility	11.2	—	11.2	—	—	—
Net cash provided by/(used in) financing activities	(159.0)	337.9	178.9	(137.1)	545.4	408.3

Increase/(decrease) in cash and cash equivalents	(243.9)	—	(243.9)	(355.4)	—	(355.4)
Foreign exchange movement on cash and cash equivalents	(50.6)	—	(50.6)	2.9	—	2.9
Cash and cash equivalents, beginning of period	1,514.2	—	1,514.2	1,331.2	—	1,331.2
Cash and cash equivalents, end of period	$1,219.7	$—	$1,219.7	$978.7	$—	$978.7
See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 9 through 11. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 14 and 17, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including intangible asset amortization, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q1-15	Q4-14	Q1-14
Intangible amortization	$2.7	$2.7	$3.8
Taxation on amortization	(0.4)	(0.4)	(0.4)
Deferred taxation	5.3	5.5	5.5
Other acquisition-related items	1.2	—	—
Taxation on other acquisition-related items	(0.5)	—	—
(Income)/loss from discontinued operations, net of taxes	—	1.0	2.0
	$8.3	$8.8	$10.9

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $9.3 million in the first quarter (fourth quarter 2014: $10.0 million; first quarter 2014: $8.4 million) while no other revenues (fourth quarter 2014: $0.4 million, first quarter 2014: none) were recorded by CIP in the first quarter. By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $8.2 million in net income attributable to Invesco Ltd. in the first quarter U.S. GAAP earnings (fourth quarter 2014: $2.1 million increase; first quarter 2014: $5.3 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $3.9 million in the first quarter (fourth quarter 2014: $3.2 million appreciation; first quarter 2014: $4.4 million appreciation) with an investment gain, inclusive of interest and dividend income, of $5.1 million in the first quarter (fourth quarter 2014: $1.7 million gain; first quarter 2014: $4.7 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income/loss are adjusted in arriving at the non-GAAP information and, net of the applicable tax credit of $0.3 million in the first quarter (fourth quarter 2014: $0.3 million credit; first quarter 2014: no credit), result in a net income deduction of $0.9 million for the first quarter (fourth quarter 2014: $1.2 million addition; first quarter 2014: $0.3 million deduction).

6.	Other reconciling items

in millions	Q1-15	Q4-14	Q1-14
Foreign exchange hedge gain (a)	($3.1)	$—	($0.2)
Business optimization charges: (b)
Employee compensation	—	—	7.2
Property, office and technology	—	(2.7)	35.8
Taxation on business optimization charges	—	0.3	(9.0)
Regulatory charge (c)	—	—	31.1
Legal fees for regulatory charge (c)	—	—	0.5
Taxation on legal fees (c)	—	—	(0.1)
Fund reimbursement expense (d)	—	1.6	5.3
Taxation fund reimbursement expense (d)	—	(0.6)	(2.1)
U.K. FSCS levy refund (e)	—	(4.7)	—
Taxation on U.K. FSCS levy refund (e)	—	1.0	—
	($3.1)	($5.1)	$68.5

a.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provide coverage through December 31, 2015. The adjustment from U.S. GAAP to non-GAAP earnings removes the unrealized gains and losses that result from market volatility.

b.
Business optimization: Operating expenses for the fourth quarter 2014 include a credit of $2.7 million related to the provision associated with the vacated leased properties. Operating expenses for first quarter 2014 include property related charges of $35.8 million associated with vacating leased properties as part of a business optimization initiative. Employee compensation expenses also includes severance costs of $7.2 million related to the initiative.

c.
Operating expenses for first quarter 2014 include a charge of £18.6 million ($31.1 million) in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company's compliance with certain FCA rules and regulations for the period from May 2008 to November 2012. This charge, together with settlement-related legal costs of $0.5 million, has been recorded in general and administrative expenses.

d.
Included within general and administrative expenses for the fourth quarter 2014 is a charge of $1.6 million (first quarter 2014: $5.3 million) in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

e.
Included within general and administrative expenses for the fourth quarter 2014 is a credit of $4.7 million related to the partial refund of a 2010 levy from the U.K. Financial Services Compensation Scheme.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented in this earnings release and the calculated earnings per share amounts under the two class method.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management and performance fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by the company, nor is company cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations decreased to 26.3% for the first quarter, from 30.5% for the fourth quarter 2014 and 29.9% for the first quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP reduced our effective tax rate by 1.8% for the first quarter, compared to an increase of 3.6% on our effective tax rate for the fourth quarter 2014 and a decrease of 2% for the first quarter 2014. First quarter 2014 also included a 0.9% rate increase as a result of tax legislation changes in New York and a 3.2% rate increase as a result of an FCA settlement referenced above.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-15		Q4-14		% Change	Q1-14
Beginning Assets	$792.4		$789.6		0.4%	$778.7
Long-term inflows	50.5		46.0		9.8%	50.2
Long-term outflows	(40.2)		(43.5)		(7.6)%	(43.7)
Long-term net flows	10.3		2.5		312.0%	6.5
Net flows in Invesco PowerShares QQQ fund	(2.6)		(3.2)		(18.8)%	(1.3)
Net flows in institutional money market funds	(6.0)		—		N/A	(6.1)
Total net flows	1.7		(0.7)		N/A	(0.9)
Market gains and losses/reinvestment	14.4		10.5		37.1%	9.4
Acquisitions/dispositions, net(f)	(0.7)		—		N/A	—
Foreign currency translation	(9.5)		(7.0)		35.7%	0.1
Ending Assets	$798.3		$792.4		0.7%	$787.3

Average long-term AUM	$685.0		$676.3		1.3%	$659.7
Average AUM	$795.4		$789.8		0.7%	$779.6

Gross revenue yield on AUM(a)	65.4	bps	65.0	bps		65.6	bps
Gross revenue yield on AUM before performance fees(a)	63.0	bps	64.2	bps		64.0	bps
Net revenue yield on AUM(b)	46.1	bps	45.9	bps		45.6	bps
Net revenue yield on AUM before performance fees(b)	43.5	bps	44.9	bps		43.8	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2014	$792.4	$651.0	$141.4
Long-term inflows	50.5	40.6	9.9
Long-term outflows	(40.2)	(33.8)	(6.4)
Long-term net flows	10.3	6.8	3.5
Net flows in Invesco PowerShares QQQ fund	(2.6)	—	(2.6)
Net flows in institutional money market funds	(6.0)	(6.0)	—
Total net flows	1.7	0.8	0.9
Market gains and losses/reinvestment	14.4	13.0	1.4
Acquisitions/dispositions, net(f)	(0.7)	—	(0.7)
Foreign currency translation	(9.5)	(9.5)	—
March 31, 2015	$798.3	$655.3	$143.0

Average AUM	$795.4	$652.7	$142.7
Gross revenue yield on AUM(a)	65.4bps	76.8bps	13.3bps
Net revenue yield on AUM(b)	46.1bps	53.3bps	13.3bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$792.4	$532.5	$259.9
Long-term inflows	50.5	40.3	10.2
Long-term outflows	(40.2)	(32.8)	(7.4)
Long-term net flows	10.3	7.5	2.8
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	(6.0)	—	(6.0)
Total net flows	1.7	4.9	(3.2)
Market gains and losses/reinvestment	14.4	11.1	3.3
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	(9.5)	(7.1)	(2.4)
March 31, 2015	$798.3	$540.7	$257.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3
Long-term inflows	50.5	24.5	10.8	4.1	0.7	10.4
Long-term outflows	(40.2)	(21.5)	(7.2)	(3.2)	(0.9)	(7.4)
Long-term net flows	10.3	3.0	3.6	0.9	(0.2)	3.0
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(6.0)	—	—	—	(6.0)	—
Total net flows	1.7	0.4	3.6	0.9	(6.2)	3.0
Market gains and losses/reinvestment	14.4	13.6	0.4	0.7	(0.1)	(0.2)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	(9.5)	(5.6)	(1.2)	(1.6)	—	(1.1)
March 31, 2015	$798.3	$392.8	$184.4	$50.6	$70.2	$100.3

Average AUM	$795.4	$388.1	$182.9	$49.7	$75.1	$99.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3
Long-term inflows	50.5	26.1	1.0	4.9	12.2	6.3
Long-term outflows	(40.2)	(22.0)	(1.0)	(4.3)	(7.2)	(5.7)
Long-term net flows	10.3	4.1	—	0.6	5.0	0.6
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(6.0)	(5.6)	(0.1)	(0.1)	—	(0.2)
Total net flows	1.7	(4.1)	(0.1)	0.5	5.0	0.4
Market gains and losses/reinvestment	14.4	5.3	1.5	5.5	0.2	1.9
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	(9.5)	—	(2.3)	(4.8)	(2.1)	(0.3)
March 31, 2015	$798.3	$532.6	$24.9	$106.3	$74.2	$60.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q1-15		Q4-14		% Change	Q1-14
Beginning Assets	$141.4		$142.1		(0.5)%	$139.7
Long-term inflows	9.9		9.6		3.1%	8.6
Long-term outflows	(6.4)		(8.0)		(20.0)%	(5.3)
Long-term net flows	3.5		1.6		118.8%	3.3
Net flows in Invesco PowerShares QQQ fund	(2.6)		(3.2)		(18.8)%	(1.3)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	0.9		(1.6)		N/A	2.0
Market gains and losses/reinvestment	1.4		1.1		27.3%	1.2
Acquisitions/dispositions, net(f)	(0.7)		—		N/A	—
Foreign currency translation	—		(0.2)		N/A	—
Ending Assets	$143.0		$141.4		1.1%	$142.9

Average long-term AUM	$103.2		$100.6		2.6%	$95.2
Average AUM	$142.7		$142.1		0.4%	$140.6

Gross revenue yield on AUM(a)	13.3	bps	12.9	bps		12.7	bps
Gross revenue yield on AUM before performance fees(a)	13.3	bps	12.9	bps		12.7	bps
Net revenue yield on AUM(b)	13.3	bps	12.9	bps		12.7	bps
Net revenue yield on AUM before performance fees(b)	13.3	bps	12.9	bps		12.7	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$141.4	$119.7	$21.7
Long-term inflows	9.9	8.9	1.0
Long-term outflows	(6.4)	(5.8)	(0.6)
Long-term net flows	3.5	3.1	0.4
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	—	—	—
Total net flows	0.9	0.5	0.4
Market gains and losses/reinvestment	1.4	1.3	0.1
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	—	—	—
March 31, 2015	$143.0	$120.8	$22.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1
Long-term inflows	9.9	6.5	2.0	—	—	1.4
Long-term outflows	(6.4)	(3.5)	(1.2)	—	—	(1.7)
Long-term net flows	3.5	3.0	0.8	—	—	(0.3)
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.9	0.4	0.8	—	—	(0.3)
Market gains and losses/reinvestment	1.4	1.4	0.1	—	—	(0.1)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	—	—	—	—	—	—
March 31, 2015	$143.0	$90.0	$42.0	$—	$—	$11.0

Average AUM	$142.7	$89.0	$42.1	$—	$—	$11.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8
Long-term inflows	9.9	9.6	—	—	0.2	0.1
Long-term outflows	(6.4)	(6.1)	—	—	(0.2)	(0.1)
Long-term net flows	3.5	3.5	—	—	—	—
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.9	0.9	—	—	—	—
Market gains and losses/reinvestment	1.4	1.2	0.1	—	—	0.1
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
March 31, 2015	$143.0	$139.0	$0.3	$—	$1.8	$1.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the first quarter for our JVs in China was $5.0 billion (fourth quarter 2014: $4.7 billion; first quarter 2014: $5.1 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Ending AUM as of March 31, 2015 includes $66.3 billion in institutional money market AUM and $38.9 billion in PowerShares QQQ AUM. Ending retail money market AUM as of March 31, 2015, included in long-term AUM, were $3.9 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    Dispositions during the first quarter 2015 resulted in a $0.7 billion decrease in AUM representing exchange traded notes that did not transfer over as part of the agreement with Deutsche Bank to transition the investment management of the PowerShares DB suite of commodity exchange traded funds to Invesco.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	15%	20%	29%	33%	35%	48%
	U.S. Growth	12%	38%	25%	51%	51%	25%
	U.S. Value	38%	66%	56%	40%	100%	77%
	Sector	72%	61%	75%	25%	10%	17%
	U.K.	99%	100%	100%	99%	100%	98%
	Canadian	17%	52%	52%	—%	39%	52%
	Asian	20%	91%	82%	32%	70%	68%
	European	52%	98%	100%	57%	86%	94%
	Global	27%	71%	86%	60%	83%	86%
	Global Ex U.S. and Emerging Markets	85%	86%	99%	86%	86%	98%
Fixed Income
	Money Market	66%	67%	67%	91%	93%	94%
	U.S. Fixed Income	85%	93%	92%	78%	87%	96%
	Global Fixed Income	60%	96%	67%	52%	56%	55%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	90%	39%	46%	57%	61%	59%
	Balanced	51%	54%	71%	42%	93%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 58%, 58%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 69%, and 68% of total Invesco AUM, respectively, as of 3/31/2015. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.